FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 15, 2008

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation (NYSE:TOD) announced that its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd" or the "Company"), was awarded a contract from Glacier Fish Company of Seattle, Washington for the rebuild of the fish processor, F/V Pacific Glacier which suffered significant damage in an onboard fire in February 2008. Glacier Fish Company selected Todd based on a best value determination and their assessment of Todd's ability to help them meet their requirements for the 2009 Schedule A fishing season.

The contract will commence immediately and will include work on all areas damaged by the fire.  This includes deck coverings, linings, furniture, equipment, piping, ventilation, electrical and electronic navigation, communication, and control systems. The completion schedule will be determined as design is completed and work scope is detailed. Removal of all fire damaged material and debris, and repair of structural steel damage caused by the fire has been accomplished by Todd under separate previously awarded contracts. The final contract price is expected to be in excess of $10 million.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2008.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel